UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934

Date of Report: December 2, 2004

     DALECO RESOURCES CORPORATION
     (Exact name of registrant as specified in Charter)

Nevada	0-12214	23-2860739

(State or other jurisdiction	(Commission File No)	(IRS Employee Identification No.)
of Incorporation)

120 North Church Street, West Chester, Pennsylvania 19380
(Address of principal executive offices)

Registrant’s telephone number, including area code:	610-429-0181

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.

     Selection of New Accountant:

     The Audit Committee of the Board of Directors of Daleco Resources Corporation (the “Company”) has selected the firm of Vasquez & Company, LLP, Certified Public Accountants, as the Company’s new auditor for fiscal years 2003 and 2004. Vasquez & Company, LLP will succeed Jay J. Shapiro, CPA, who resigned as the Company’s auditor on September 9, 2004 (See the Company’s Form 8-K dated September 14, 2004 and its First Amended 8-K dated December 1, 2004). Attached hereto as Exhibit 16.3 is the Company's retention letter with Vasquez & Company, LLP.

     The Company further reports:

     1.   Vasquez & Company, LLP’s retention commences immediately.

     2.   Vasquez & Company, LLP has never previously audited the Company nor has it ever been engaged by the Company to perform any auditing or consulting activities.

     3.   Vasquez & Company, LLP was selected by the Audit Committee of the Board of Directors after consultation with the Company's former auditor.

     4.   The Company believes that, after discussions with Vasquez & Company, LLP, it will be able to file its annual report on Form 10-KSB timely.

     5.   Vasquez & Company, LLP’s engagement letter was accepted on behalf of the Company by H. Paul Pryor, a member of the Audit Committee of the Board of Directors, on November 24, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daleco Resources Corporation

(Registrant)
Date: December 2, 2004
/s/ Gary J. Novinskie

Gary J. Novinskie, President